UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Clearwire Corporation

(Name of Registrant as Specified in Its Charter)

Crest Financial Limited

Crest Investment Company

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of the following documents:

•	Letter by Crest Financial Limited to the stockholders of Clearwire Corporation dated May 21, 2013

•	Letter by Crest Financial Limited to the Board of Directors of Clearwire Corporation dated May 21, 2013

•	Press Release by Crest Financial Limited dated May 21, 2013

CREST FINANCIAL LIMITED

JPMorgan Chase Tower

600 Travis, Suite 6800

Houston, Texas 77002

May 21, 2013

Dear Fellow Clearwire Stockholders:

In our letter from May 15th, Crest Financial Limited (“Crest”) explained a number of reasons why you should vote AGAINST the proposed merger (the “Sprint-Clearwire Merger”) of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (“Sprint”). Today’s attempt by Sprint to use an incremental increase in its offer for the acquisition of Clearwire Corporation changes nothing. The new offer price is still wholly inadequate. And Sprint’s decision to increase its offer only shows that Sprint still was unable to secure a majority of minority stockholder votes – even though Sprint attempted to pack the vote with “minority” stockholders with commercial ties to Sprint who had already agreed to vote in favor of the merger. We, the true minority stockholders, must oppose this new incremental offer.

As we explained in our letter dated May 17, 2013, it is essential for Clearwire to remain free and clear until the battle for Sprint is resolved. Clearwire is the ultimate prize in the bidding war for Sprint. Therefore, in a separate letter today, we demand that the Clearwire Board recognize this fact and work to solicit direct bids for Clearwire, rather than let Sprint divert the value of Clearwire’s assets to itself alone.

Now that Sprint’s initial unfair offer has failed, the path is clear for Clearwire to realize its full value whether by becoming the direct target of Sprint’s suitors or otherwise. We minority stockholders should reject Sprint’s inadequate incremental offer. And the Clearwire Board must then terminate the Sprint-Clearwire merger agreement to free itself to pursue all alternatives that will maximize value for all Clearwire shareholders, not just Sprint and its acquiror. In our today’s letter to the Clearwire Board, we have restated our offer to provide Clearwire with $240.0 million in convertible debt on the same terms we offered previously – terms that are more favorable than Clearwire’s existing Note Purchase Agreement with Sprint – to enable Clearwire to continue operations during this competitive bidding process.

In short, the certain rejection of Sprint’s initial offer was a critical victory, but we must remain united as minority stockholders to prevent Sprint from using its new unfair offer to divert the value of Clearwire to itself alone. It is essential to maintain Clearwire as an independent company until the contest for Sprint is decided. Only then will Clearwire know Sprint’s ultimate acquiror. And at that point, the Clearwire Board can maximize Clearwire’s value for all Clearwire stockholders pursuing all available alternatives, including by entertaining direct competing bids from DISH, SoftBank, Verizon and others, as its fiduciary duties require.

Sincerely yours,

/s/ David K. Schumacher
David K. Schumacher General Counsel Crest Financial Limited

*************************************************************************************

About Crest Financial Limited

Crest is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the Sprint-Clearwire Merger, Crest and other persons (the “Participants”) have filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement has been mailed to the stockholders of Clearwire. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER PROXY MATERIALS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE, AND THE SPRINT-CLEARWIRE MERGER. The definitive proxy statement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement is also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans, or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position,” or the negative of those terms or other variations of them or by comparable terminology.

CREST FINANCIAL LIMITED

JPMorgan Chase Tower

600 Travis, Suite 6800

Houston, Texas 77002

May 21, 2013

VIA FEDERAL EXPRESS AND FACSIMILE

Board of Directors

Clearwire Corporation

1475 120th Avenue NE

Bellevue, WA 98005

Ladies and Gentlemen:

Crest Financial Limited (“Crest”) opposes Sprint’s attempt to use a grossly inadequate incremental increase in its offer price for Clearwire Corporation (“Clearwire”) to lock-up Clearwire before the contest for control of Sprint is resolved. And we believe Sprint’s coterminous agreement to grant DISH access to its confidential information to be an attempt to divert attention and resources away from the bid for Clearwire and toward the contest for Sprint. Sprint’s new offer for Clearwire still significantly undervalues Clearwire and its assets and provides no protections to minority stockholders. This incremental but grossly inadequate increase together with this morning’s sudden adjournment of the stockholder vote on Sprint’s first offer only confirms what we have been saying for some time: Clearwire is the prize, and Sprint is trying to buy Clearwire on the cheap and lock up Clearwire’s value before Sprint itself is purchased by SoftBank or DISH. That lock-up is patently unfair to minority stockholders. You can and must refuse to abet Sprint in its ongoing scheme.

Instead, as we urged you in our letter of May 20th, the Board should approach this latest offer from Sprint for Clearwire in the same way that the Sprint Board has approached the offers from SoftBank and DISH for Sprint—i.e., you should press for every advantage and secure Clearwire’s true value and adequate protections for minority stockholders. That must include, at a minimum, obtaining a premium package of consideration, insisting on a new Clearwire corporate governance structure that protects minority stockholders, and negotiating merger terms that ensure a fair deal process.

By rejecting Sprint’s new attempt to lock up Clearwire before it settles its own bidding war, you will have the opportunity to pursue a truly competitive process that protects minority stockholders and unlocks Clearwire’s true value for all stockholders, not just for Sprint and its suitors. You should recommend that minority stockholders reject this new inadequate offer and terminate the merger agreement as soon as possible so that Clearwire will be free of the merger agreement’s restrictive covenants and you can pursue other financing and purchase offers. We stand by our offer to provide Clearwire with $240.0 million in convertible debt on more favorable terms (as per the attached summary of terms) than Clearwire’s existing Note Purchase Agreement with Sprint, which would enable Clearwire to continue operations during this competitive bidding process.

Sincerely yours,

/s/ David K. Schumacher
David K. Schumacher General Counsel Crest Financial Limited

Exhibit

SUMMARY OF TERMS FOR PROPOSED CREST NOTES

This is a summary (“Summary of Terms”), for discussion purposes only, of certain principal terms of a proposed interim debt financing of Clearwire Corporation (“Clearwire”) pursuant to the issuance of 1.00% exchangeable notes due 2018 (“Notes”) to Crest Financial Limited and its affiliates (“Crest”) (the “Crest Financing”). This Summary of Terms (1) does not constitute an offer of securities of Crest and (2) is not a binding agreement by Crest or any other person unless and until definitive agreements relating to the Crest Financing have been negotiated, approved, executed and delivered.

Summary of Terms of Notes

The terms of the Crest Financing would be substantially similar to the 1.00% exchangeable notes due 2018 issued by Clearwire to Sprint Nextel Corporation (the “Sprint Financing”), except as provided below:

	Sprint Financing	Crest Financing

Issuers	Clearwire Communications, LLC and Clearwire Finance, Inc.	Same

Guarantors	All wholly-owned domestic subsidiaries of Clearwire Communications, LLC	Same

Aggregate Principal Amount	Up to $800.0 million, with $400.9 million in remaining availability ($160.9 million having been forfeited and $240.000 million having been drawn)	$240.0 million

Draw Procedure

Clearwire may elect to draw in monthly installments of $80.0 million for up to 10 months beginning January 2013.

No draws were made in January or February and such amounts have been forfeited. Clearwire elected to draw $80 million each in March, April and May 2013.

Clearwire may elect to draw in monthly installments of $80.0 million.

Interest Rate	1.00% per annum	Same

Maturity	June 1, 2018	Same

	Sprint Financing	Crest Financing

Subordination	Subordinated to Clearwire’s existing 12% Senior Secured Notes due 2015 and 14.75% First-Priority Senior Secured Notes due 2016.	Same

Collateral	None	Same

Exchange Rate	Equivalent to a price of $1.50 per share, subject to anti-dilution protections.	Equivalent to a price of $2.00 per share, subject to anti-dilution protections.

Exchange Conditions	Notes become exchangeable for shares of Clearwire common stock if (1) the Sprint-Clearwire Transaction is consummated or (2) the Sprint-Clearwire Merger Agreement is terminated.	Notes become exchangeable for shares of Clearwire common stock if (1) the Sprint-Clearwire Transaction (or alternative merger transaction) is consummated, (2) the Sprint-Clearwire Merger Agreement (or an alternative merger agreement) is terminated, (3) Clearwire defaults on the Notes, or (4) the Notes reach maturity.

Required Approvals	None.	Clearwire would require the consent of Sprint to issue the Notes under the Sprint-Clearwire Merger Agreement. Crest would expect Sprint to give its consent.

Preemptive Rights	Under Clearwire’s Equityholders’ Agreement, certain Clearwire stockholders would be entitled to participate pro rata in the Sprint Notes. These rights were waived in connection with the Sprint Financing.	Sprint and certain other Clearwire stockholders would be entitled to participate pro rata in the Notes. Crest would expect Sprint to waive its pro rata participation right in conjunction with its consent to the issuance of the Notes.

Debt Covenants	None. However, Sprint’s consent is required for any issuance of debt under the Sprint-Clearwire Merger Agreement.	Clearwire covenants not to draw any additional amounts available under the Sprint Financing.

Termination	Among other reasons, the Sprint Financing will terminate automatically if the Sprint-Clearwire Transaction is not approved by the Clearwire stockholders.	The Crest Financing will not terminate if Sprint-Clearwire Transaction is not approved by the Clearwire stockholders.

*************************************************************************************

About Crest Financial Limited

Crest Financial Limited (“Crest”) is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement has been mailed to the stockholders of Clearwire. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND THE PARTICIPANTS’ OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement is also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

FOR IMMEDIATE RELEASE:

CONTACT: Jeffrey Birnbaum, (202) 661-6367, JBirnbaum@BGRPR.com

Crest Financial Protests Clearwire’s Delay of Vote on Sprint-Clearwire Merger and Urges Clearwire Board and Stockholders to Reject Sprint’s New Offer

Sends letters to Clearwire Board and stockholders urging them to reject Sprint’s new offer and pursue a direct, competitive bidding process for Clearwire

HOUSTON, May 21, 2013 — Crest Financial Limited, the largest of the independent minority stockholders of Clearwire Corporation (NASDAQ: CLWR), protested today’s decision of the Clearwire Board of Directors to adjourn the Clearwire special meeting to consider Sprint’s increased offer price of $3.40 per share.

According to David K. Schumacher, Crest’s General Counsel, “Sprint’s decision to increase its offer price and request an adjournment reveals that Sprint was unable to secure a majority of the non-Sprint, ‘minority’ stockholder votes—even though Sprint attempted to pack that ‘minority’ with stockholders that are commercially tied to Sprint and Clearwire have already agreed to vote in favor of the merger and sell their shares to Sprint even if the merger is rejected.”

Schumacher added: “Clearwire is acting in its usual stockholder-unfriendly way by adjourning the special meeting to grant Sprint the ability to pose a new, still inadequate offer. This is a consistent theme of this Board: Do everything possible to secure an undesirable merger with Sprint at a below market price. Stockholders should demand that the Clearwire Board finally act in the best interest of ALL shareholders, not just in the interest of Sprint.”

Crest said that it has sent a letter to the Clearwire Board of Directors urging them to resist Sprint’s new offer so that Clearwire can pursue direct offers through a competitive process once the bidding war over Sprint is concluded. Crest’s letter to the Clearwire Board says: “Sprint’s new offer for Clearwire still significantly undervalues Clearwire and its assets and provides no protections to minority stockholders. This incremental but grossly inadequate increase together with this morning’s sudden adjournment of the stockholder vote on Sprint’s first offer for Clearwire only confirms what we have been saying for some time: Clearwire is the prize, and Sprint is trying to buy Clearwire on the cheap and lock-up Clearwire’s value before Sprint itself is purchased by SoftBank or DISH. That lock-up is patently unfair to minority stockholders. You can and must refuse to abet Sprint in its ongoing scheme.”

Crest’s letter to the Clearwire Board also states: “[T]he Board should approach this latest offer from Sprint for Clearwire in the same way that the Sprint Board has approached the offers from SoftBank and DISH for Sprint—i.e., you should press for every advantage and secure Clearwire’s true value and adequate protections for minority stockholders. That must include, at a minimum, obtaining a premium package of consideration, insisting on a new Clearwire corporate governance structure that protects minority stockholders, and negotiating merger terms that ensure a fair deal process.”

The letter to the Clearwire Board concludes: “You should recommend that minority stockholders reject this new inadequate offer and terminate the merger agreement as soon as possible so that

Clearwire will be free of the merger agreement’s restrictive covenants and you can pursue other financing and purchase offers. We stand by our offer to provide Clearwire with $240.0 million in convertible debt on more favorable terms than Clearwire’s existing Note Purchase Agreement with Sprint, which would enable Clearwire to continue operations during this competitive bidding process.”

Crest also said that it has sent a letter to Clearwire’s other stockholders urging them to reject Sprint’s new offer and to pressure the Clearwire Board to pursue a direct, competitive bidding process for Clearwire after the battle for Sprint is concluded.

D.F. King & Co, Inc. has been retained by Crest to assist it in the solicitation of proxies in opposition to the merger. If stockholder have any questions or need assistance in voting the GOLD proxy card, please call D.F. King & Co. at (800) 949-2583. The full letters to the Clearwire Board and the letter to the Clearwire stockholders can be found at http://www.dfking.com/clwr or http://www.bancroftpllc.com/crest.

About Crest Financial Limited

Crest Financial Limited (“Crest”) is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement has been mailed to the stockholders of Clearwire. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND THE PARTICIPANTS’ OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement is also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements.